                                                                  EXHIBIT (e)(3)

[LOGO OF AIG]                                           AG PLATINUM CHOICE VUL 2
                                               VARIABLE UNIVERSAL LIFE INSURANCE
                                                        SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
A member of American International Group, Inc. (AIG)
Home Office: Houston, Texas
________________________________________________________________________________

(This supplement must accompany the appropriate application for life insurance.) This supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF

_________________________________________________    ___________________________
Name of Primary Proposed Insured                     Policy number, if known

IF YOU ARE NOT MAKING A SELECTION IN SECTIONS 1, 2, OR 3, PLEASE PROCEED TO
SECTION 4 TO MAKE YOUR INITIAL PREMIUM ALLOCATIONS.

SECTION 1. LAPSE PROTECTION BENEFIT RIDER (LPB RIDER; ALSO REFERRED TO AS THE GUARANTEED MINIMUM DEATH BENEFIT RIDER)

If you select the LPB Rider, the following requirements apply:

  . Automatic Rebalancing is the only available allocation method.

  . Variable Investment Options will be automatically rebalanced based on the Rebalancing Allocation percentages designated in Section 4 on a Quarterly frequency.

  . THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR REBALANCING.

  . The following investment requirements apply:

        . A minimum of 20% of the total accumulation value, less policy loans, must be allocated to the VALIC Company I Dynamic Allocation Fund.

        . No more than 35% of the total accumulation value, less policy loans, may be allocated to certain Investment Options deemed "restricted" (noted with * in Section 4).

You MUST provide instructions on how to rebalance your funds in the "DCA ($)
OR Rebalancing Allocation (%)" column in Section 4. You MUST use the SAME variable Investment Options selected in Section 4 for your initial Premium Allocation, but the allocation percentages can differ from your initial Premium Allocation percentages.

If the LPB Rider is terminated, the above requirements will no longer be in effect. More information on the LPB Rider and "restricted funds" can be found in the Consumer Guide and Sales Illustration as well as the prospectus.

IF YOU SELECT THE LPB RIDER, SECTIONS 2 AND 3 BELOW ARE NOT APPLICABLE; PROCEED TO SECTION 4 TO MAKE YOUR INITIAL PREMIUM ALLOCATIONS.

SECTION 2. AUTOMATIC REBALANCING (REBALANCING)

[_] PLEASE CHECK THE BOX TO SELECT REBALANCING. NOT AVAILABLE IF DCA IS CHOSEN.

  . THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR REBALANCING.

  . A $5,000 MINIMUM BEGINNING ACCUMULATION VALUE IS REQUIRED.

  . Variable Investment Options will be automatically rebalanced based on the Rebalancing Allocation percentages designated in Section 4.

You MUST provide instructions on how to rebalance your funds in the "DCA ($) OR Rebalancing Allocation (%)" column in Section 4. You MUST use the SAME variable Investment Options selected in Section 4 for your initial Premium Allocation, but the allocation percentages can differ from your initial
Premium Allocation percentages.

INDICATE REBALANCING FREQUENCY: [_] Quarterly [_] Semiannually [_] Annually

SECTION 3. DOLLAR COST AVERAGING (DCA)

[_] PLEASE CHECK THE BOX TO SELECT DCA. NOT AVAILABLE IF REBALANCING OR LPB
    RIDER IS CHOSEN.

  . THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR DCA.

  . A $5,000 MINIMUM BEGINNING ACCUMULATION VALUE IS REQUIRED.

An amount can be systematically transferred from ANY ONE INVESTMENT OPTION and directed to one or more of the Investment Options listed in Section 4. You may maintain only one DCA instruction with us at a time.

DAY OF THE MONTH FOR DCA TRANSFERS:________________ (CHOOSE A DAY OF THE MONTH BETWEEN 1-28)

INDICATE DCA FREQUENCY: [_] Monthly [_] Quarterly [_] Semiannually [_] Annually

DCA TRANSFERS TO BE MADE FROM THE FOLLOWING INVESTMENT OPTION (INCLUDE FUND NO.):___________________________________________________________________________

AMOUNT TO BE TRANSFERRED $________________________

  . DCA transfers must be selected in Section 4 IN WHOLE DOLLARS ONLY.

  . $100 MINIMUM REQUIRED FOR EACH TRANSFER FROM THE INVESTMENT OPTION
    SELECTED ABOVE (THE DOLLAR AMOUNTS YOU DIRECT TO ONE OR MORE OF THE INVESTMENT OPTIONS IN SECTION 4 MUST BE IN WHOLE DOLLARS AND MUST EQUAL THE AMOUNT TO BE TRANSFERRED.)

Please refer to the Consumer Guide, Sales Illustration and prospectus for more information.

AGLC107631-2017                    Page 1 of 4           [BAR CODE]      Rev1018

SECTION 4. PREMIUM ALLOCATIONS

In the "Premium Allocation %" column, indicate how your premium is to be allocated among the Investment Options. In the "DCA ($) OR Rebalancing Allocation (%)" column, indicate premium allocations for DCA or Rebalancing. If you selected DCA or Rebalancing in Section 1,2 or 3 above and you do not indicate your DCA or Rebalancing Investment Option selections, we will use the percentages for your initial Premium Allocation (the AGL Declared Fixed Interest Account is not available for DCA and Rebalancing).

   . Total allocations for both the initial Premium Allocation and Rebalancing
     Allocation MUST EQUAL 100%. Use WHOLE PERCENTAGES ONLY.

   . DCA transfers must be selected IN WHOLE DOLLARS ONLY; $100 MINIMUM
     REQUIRED FOR EACH TRANSFER FROM THE INVESTMENT OPTION SELECTED IN
     SECTION 3 (THE DOLLAR AMOUNTS YOU DIRECT TO ONE OR MORE OF THE INVESTMENT OPTIONS IN THIS SECTION 4 MUST BE IN WHOLE DOLLARS AND MUST EQUAL THE AMOUNT TO BE TRANSFERRED.)

For more complete information about a specific Investment Option, including charges and expenses, please read the prospectus for that Investment Option carefully.

                                                      DCA ($)                                                           DCA ($)
                                                        OR                                                                OR
                                                    REBALANCING                                                       REBALANCING
                                                   ALLOCATION (%)                                                    ALLOCATION (%)
                                                  Use this column                                                  Use this column
                                                if you have chosen                                                if you have chosen
                                 PREMIUM         an option from                                       PREMIUM      an option from
INVESTMENT OPTIONS              ALLOCATION      Section 1, 2 or 3 on  INVESTMENT OPTIONS             ALLOCATION Section 1, 2 or 3 on
(INCLUDING FUND NO.)               (%)             previous page      (INCLUDING FUND NO.)              (%)           previous page
AGL DECLARED FIXED INTEREST                                           MFS(R) VARIABLE
ACCOUNT (301)/1/                _________              N/A            INSURANCE TRUST
THE ALGER PORTFOLIOS                                                  New Discovery* (722)           __________       ___________
Capital Appreciation (702)      _________          ___________        Research (723)                 __________       ___________
AMERICAN CENTURY(R) VARIABLE                                          NEUBERGER BERMAN
PORTFOLIOS, INC.                                                      ADVISERS
American Century VP                                                   MANAGEMENT
Value (704)                     _________          ___________        Mid Cap Growth (725)           __________       ___________
AMERICAN FUNDS INSURANCE                                              OPPENHEIMER VARIABLE
SERIES(R)                                                             ACCOUNT FUNDS
Asset Allocation(SM) (681)      _________          ___________        Global Fund/VA* (727)          __________       ___________
Global Growth(SM)* (682)        _________          ___________        PIMCO VARIABLE
Growth(SM) (683)                _________          ___________        INSURANCE TRUST
Growth-Income(SM) (684)         _________          ___________        CommodityRealReturn(R)
High-Income Bond(SM) (685)      _________          ___________        Strategy* (728)                __________       ___________
International(SM)* (686)        _________          ___________        Global Bond Opportunities (732)__________       ___________
ANCHOR SERIES TRUST                                                   Real Return (729)              __________       ___________
SA Wellington Capital                                                 Short-Term (730)               __________       ___________
Appreciation (687)              _________          ___________        Total Return (731)             __________       ___________
SA Wellington Government                                              SEASONS SERIES TRUST
and Quality                                                           SA Multi-Managed
Bond (688)                      _________          ___________        Mid Cap Value (690)            __________       ___________
FIDELITY(R) VARIABLE                                                  SUNAMERICA SERIES TRUST
INSURANCE PRODUCTS                                                    SA JPMorgan Diversified
Contrafund(R) (708)             _________          ___________        Balanced (737)                 __________       ___________
Equity-Income (709)             _________          ___________        VALIC COMPANY I
Government Money                                                      Dynamic Allocation
Market (689)                    _________          ___________        (696)/2/                       __________       ___________
Growth (713)                    _________          ___________        Emerging Economies* (691)      __________       ___________
Mid Cap (714)                   _________          ___________        International Value* (692)     __________       ___________
FRANKLIN TEMPLETON VARIABLE                                           International Equities
INSURANCE PRODUCTS                                                    Index* (738)                   __________       ___________
Franklin Mutual Shares VIP-                                           Mid Cap Index (739)            __________       ___________
Class 2 (716)                   _________          ___________        Nasdaq-100(R) Index (741)      __________       ___________
Franklin Small Cap Value                                              Science & Technology* (742)    __________       ___________
VIP - Class 2* (715)            _________          ___________        Small Cap Index* (743)         __________       ___________
INVESCO VARIABLE INSURANCE                                            Stock Index (744)              __________       ___________
FUNDS                                                                 VALIC COMPANY II
Global Real Estate* (701)       _________          ___________        Mid Cap Value (693)            __________       ___________
Growth and Income (745)         _________          ___________        Socially Responsible (694)     __________       ___________
International Growth* (700)     _________          ___________        Strategic Bond (695)           __________       ___________
JANUS ASPEN SERIES                                                    OTHER: _____________________         100%              100%
Janus Henderson Enterprise
(719)                           _________          ___________
Janus Henderson Forty (717)     _________          ___________
JPMORGAN INSURANCE TRUST
Core Bond (925)                 _________          ___________

* No more than 35% of the total accumulation value, less policy loans, may be allocated to these funds if the LPB Rider is selected.
/1/ Transfers out of the AGL Declared Fixed Interest Account may be subject to limitations. Refer to the Prospectus for more information.
/2/ A minimum of 20% of the total accumulation value, less policy loans MUST be allocated to this fund if the LPB Rider is selected.

SECTION 5. ALLOCATION OF MONTHLY CHARGES

Unless you specify otherwise in this Section 5, the policy's monthly charges will be deducted from the Investment Options you select in Section 4 in the same proportion as your initial Premium Allocation percentages.

  . If you choose to make changes, total allocation percentages MUST EQUAL 100%.

  . Use WHOLE PERCENTAGES ONLY.

                             DEDUCTION                                 DEDUCTION
INVESTMENT OPTIONS           ALLOCATION     INVESTMENT OPTIONS        ALLOCATION
(INCLUDING FUND NO.)            (%)        (INCLUDING FUND NO.)           (%)
_________________________     _______      _________________________   _________
_________________________     _______      _________________________   _________
_________________________     _______      _________________________   _________

AGLC107631-2017                   Page 2 of 4           [BAR CODE]      Rev1018

SECTION 6. AUTHORIZATION FOR TRANSACTIONS

PLEASE CHECK ONE OF THE FOLLOWING BOXES

I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or eService instructions, if elected, to transfer values among the variable Investment Options and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

[_] Policy Owner(s) -- if Joint Owners, either of us acting independently.

    OR

[_] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based on telephone instructions and eService instructions received and acted on in good faith, including losses due to telephone instructions or eService communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or eService instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SECTION 7. SUITABILITY

ALL QUESTIONS MUST BE ANSWERED.

1. HAVE YOU, THE PROPOSED INSURED OR OWNER (IF DIFFERENT) RECEIVED THE VARIABLE UNIVERSAL LIFE
   INSURANCE POLICY PROSPECTUS AND INFORMATION DESCRIBING THE INVESTMENT OPTIONS?                     [_] Yes   [_] No

2. DO YOU UNDERSTAND AND ACKNOWLEDGE:

   A. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS WHICH
      MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE POLICY AND
      THE UNDERLYING INVESTMENT OPTIONS?                                                              [_] Yes   [_] No

   B. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE UNDERLYING INVESTMENT
      OPTIONS MAY VARY?                                                                               [_] Yes   [_] No

   C. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE ARE NOT GUARANTEED BY AGL, ANY
      OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY STATE GOVERNMENT?                           [_] Yes   [_] No

   D. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE ARE NOT FEDERALLY INSURED BY
      THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY, FEDERAL OR STATE?                      [_] Yes   [_] No

   E. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE AGL
      DECLARED FIXED INTEREST ACCOUNT?                                                                [_] Yes   [_] No

   F. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO  ALLOW FOR THE
      ACCUMULATION OF VALUES IN THE UNDERLYING INVESTMENT OPTIONS?                                    [_] Yes   [_] No

   G. THAT THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON
      THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                              [_] Yes   [_] No

   H. THAT THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE
      OF THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND
      CERTAIN EXPENSE DEDUCTIONS?                                                                     [_] Yes   [_] No

3. DO YOU BELIEVE THE POLICY YOU SELECTED MEETS YOUR INSURANCE AND INVESTMENT
   OBJECTIVES AND YOUR ANTICIPATED FINANCIAL NEEDS?                                                   [_] Yes   [_] No

SECTION 8. SIGNATURES

SIGNATURES

REGISTERED REPRESENTATIVE'S SIGNATURE                         OWNER'S SIGNATURE (If different from Primary Proposed Insured)
_________________________________________________             _________________________________________________

X                                                             X
_________________________________________________             _________________________________________________

REGISTERED REPRESENTATIVE SIGNED ON (date)______________      OWNER SIGNED ON (date)___________________________
REGISTERED REPRESENTATIVE'S NAME (print)________________
________________________________________________________

PRIMARY PROPOSED INSURED'S SIGNATURE                          JOINT OWNER'S SIGNATURE (if applicable)
_________________________________________________             _________________________________________________

X                                                             X
________________________________________________              _________________________________________________

PRIMARY PROPOSED INSURED SIGNED ON (date)_________________    JOINT OWNER SIGNED ON (date)_____________________


AGLC107631-2017                    Page 3 of 4           [BAR CODE]      Rev1018

SECTION 9. ELECTRONIC DELIVERY CONSENT

American General Life Insurance Company ("AGL") is able to provide policy and Investment Option prospectuses, supplements, and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail:

  . Policy prospectuses and supplements

  . Investment Option prospectuses and supplements

  . Annual and semi-annual Investment Option reports

This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 305600, Nashville, TN 37230-5600, Attn: VUL Administration. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

In order to participate in this delivery method, you must have access to the following:

  . Browser software, such as Microsoft Internet Explorer, or equivalent

  . Communication access to the Internet

Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

I consent to receive electronic delivery of the documents specified above.


_________________      _________________________________________________________
Initials of Owner      Please provide your e-mail address (Please print legibly)

AGLC107631-2017                    Page 4 of 4           [BAR CODE]      Rev1018